As filed with the Securities and Exchange Commission on ____________ __, 2006

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________________
DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3374365
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

Continental Plaza
433 Hackensack Avenue
Hackensack, New Jersey 07601

(Address of Principal Executive Offices) (Zip Code)

2000 Stock Option and Grant Plan
Stock Option Agreement, grant date December 1, 2005
(Full Title of Plan)
__________________________________

Leslie Hudson, Ph.D.
President and Chief Executive Officer
DOV Pharmaceutical, Inc.
Continental Plaza
433 Hackensack Avenue
Hackensack, New Jersey 07601

(Name and Address of Agent For Service)

(201) 968-0980
(Telephone Number, Including Area Code, of Agent for Service)
____________________________________________
With a copy to:
Scott F. Duggan, Esq.
Goodwin Procter LLP
Exchange Place
Boston, MA 02109
(617) 570-1000
____________________________________________

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.0001 par value per share	661,530	$15.82 (2)	$10,465,404.60 (2)	$1,120

(1) This registration statement also relates to such indeterminate number of additional shares of Common Stock, par value $.0001 per share, of DOV Pharmaceutical, Inc. (“Common Stock”) as may be required pursuant to the 2000 Stock Option and Grant Plan (the “Plan”) in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split or other similar event.
(2) This estimate is made pursuant to Rule 457(c) and 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the registration fee. The price per share and aggregate offering price are based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 12, 2006.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed solely for the purpose of registering a total of 661,530 shares of common stock, par value $.0001 per share (“Common Stock”), of DOV Pharmaceutical, Inc. (the “Company”) consisting of (i) 376,530 additional shares of Common Stock issuable pursuant to the Company’s 2000 Stock Option and Grant Plan (the “Plan”), adopted in 2000, amended and restated as of March 28, 2002 and amended April 19, 2004 and April 22, 2005; and (ii) 285,000 shares of Common Stock issuable pursuant to a Stock Option Agreement, grant date December 1, 2005, between the Company and Scott Myers. The total number of shares issuable under the Plan is 3,699,380 shares (plus any shares that may be forfeited under the Company’s 1998 Stock Option and Grant Plan and an out-of-plan option grant made prior to the Company’s initial public offering, which shares, if they are added to the Plan as a result of any such forfeiture, will be registered under a separately filed Form S-8), of which 3,322,850 shares were previously registered on Form S-8 (Reg. No. 333-101297, filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2002). Pursuant to General Instruction E of Form S-8, the contents of such registration statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

The validity of the Common Stock offered hereby will be passed upon by Goodwin Procter LLP, Boston, Massachusetts and New York, NY. As of the date of this registration statement, a member of Goodwin Procter LLP owns or beneficially owns an aggregate of 93,000 shares of Common Stock and holds options to purchase an additional 40,500 shares of Common Stock, all of which are exercisable.

Item 8. Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit

4.1
2000 Stock Option and Grant Plan as amended and restated as of March 28, 2002 (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2004).

4.2
Second Amendment to the Company’s 2000 Stock Option and Grant Plan as amended and restated as of March 28, 2002 (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2004).

4.3
Third Amendment to the Company’s 2000 Stock Option and Grant Plan as amended and restated as of March 28, 2002 (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2005)

4.4	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.57 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).

4.5
Stock Option Agreement relating to but not under the DOV Pharmaceutical, Inc. 2000 Stock Option and Grant Plan, grant date December 1, 2005, exercisable for 285,000 shares of Common Stock (incorporated by reference to Exhibit 10.43 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005).

5.1*	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included in signature page to this registration statement).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on this 17th day of April, 2006.

DOV PHARMACEUTICAL, INC.

By:	/s/ Leslie Hudson
Name: Leslie Hudson
Title: President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Leslie Hudson and Barbara G. Duncan such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie Hudson	President, Chief Executive Officer and Director	April 17, 2006
Leslie Hudson	(principal executive officer)

/s/ Barbara G. Duncan	Chief Financial Officer	April 17, 2006
Barbara G. Duncan	(principal financial and accounting officer)

/s/ Patrick Ashe	Director	April 17, 2006
Patrick Ashe

/s/ Theresa Bischoff	Director	April 17, 2006
Theresa Bischoff

/s/ Zola Horovitz	Director	April 17, 2006
Zola Horovitz

/s/ Arnold Lippa	Director	April 17, 2006
Arnold Lippa

/s/ Dennis Podlesak	Director	April 17, 2006
Dennis Podlesak

/s/ Jonathan Silverstein	Director	April 17, 2006
Jonathan Silverstein

/s/ Daniel S. Van Riper	Director	April 17, 2006
Daniel S. Van Riper

EXHIBIT INDEX

Exhibit No.         Description

4.1
2000 Stock Option and Grant Plan as amended and restated as of March 28, 2002 (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2004).

4.2
Second Amendment to the Company’s 2000 Stock Option and Grant Plan as amended and restated as of March 28, 2002 (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2004).

4.3
Third Amendment to the Company’s 2000 Stock Option and Grant Plan as amended and restated as of March 28, 2002 (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2005)

4.4	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.57 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).

4.5
Stock Option Agreement relating to but not under the DOV Pharmaceutical, Inc. 2000 Stock Option and Grant Plan, grant date December 1, 2005, exercisable for 285,000 shares of Common Stock (incorporated by reference to Exhibit 10.43 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005).

5.1*	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included in signature page to this registration statement).

*Filed herewith